UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2021

Hydrofarm Holdings Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Canal Road Fairless Hills, PA 19030
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2021, Hydrofarm Holdings Group, Inc. (the “Company”) appointed Mr. Joseph Rumley, 62, as the Company’s Chief Accounting Officer, effective as of the same date. Mr. Rumley will serve as the Company’s principal accounting officer and will report to the Company’s Chief Financial Officer, B. John Lindeman.

Prior to joining the Company, Mr. Rumley served as the Chief Financial Officer of West Coast Berry Farms LLC since January 2018. Mr. Rumley previously served as the Chief Financial Officer and Principal Accounting Officer of Limoneira Company (Nasdaq: LMNR) from June 2010 until January 2018. Mr. Rumley has 20 years of public accounting experience, including serving an audit partner at Grant Thornton, LLP and McGladrey & Pullen, LLP. Mr. Rumley received a Bachelor of Science in Accounting from California State University Northridge and a Master of Business Administration from Pepperdine University. He is a California Certified Public Accountant.

Mr. Rumley’s annual base salary is $300,000, and he is eligible for an annual performance bonus of up to fifty percent (50%) of his annual base salary and other benefits customarily available to the Company’s employees, including an award of restricted stock units valued at $425,000 under the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan.

Mr. Rumley has no family relationships with any of the Company’s directors or executive officers. There are no related party transactions between the Company and Mr. Rumley in excess of $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: July 13, 2021	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer